UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2008

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities; Item 2.06 Material Impairments.

On May 28, 2008, Phillips-Van Heusen Corporation (the “Company”) made and announced its decision not to renew its license agreements to operate Geoffrey Beene outlet retail stores and to shut down its Geoffrey Beene outlet retail division.  The division, which currently operates approximately 100 stores, is expected to complete the closure of the stores by the end of fiscal 2008.  Approximately 25 locations will be converted to Calvin Klein outlet retail stores.

The Company expects to record pre-tax charges of approximately $7 million related to non-cash asset impairments and approximately $17 million related to inventory liquidation, contract termination and severance in connection with the closure of its Geoffrey Beene outlet retail division.  The total charges of approximately $24 million pre-tax, or approximately $15 million after tax, are expected to be recognized over the balance of fiscal 2008.

A copy of the press release announcing the decision is attached as Exhibit 99.1 to this Report.

Item 9.01

Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

99.1

Press Release, dated May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: May 29, 2008

Exhibit Index

Exhibit           Description

99.1

Press Release, dated May 28, 2008